Exhibit 10.2

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”), dated as of the 5th day of May, 2004 (the “Effective Date of this Amendment”), by and between FUND IV AND FUND V ASSOCIATES, a Georgia general partnership (“Landlord”), and SYNOVUS FINANCIAL CORP., a Georgia corporation (“Tenant”).

BACKGROUND:

The original lease agreement was entered into with an effective date of December 30, 2003, by and between Landlord and Tenant, for Suites 100 and 200 of the building located at 10407 Centurion Parkway North, Jacksonville, Florida. Tenant has requested that the size of the Premises be expanded and Landlord has agreed.

Landlord and Tenant now wish to amend the Lease as described below.

AGREEMENT

NOW, THEREFORE, for and in consideration of the Lease and the mutual covenants and benefits herein contained, Landlord and Tenant do hereby agree as follows:

1. Definitions. Capitalized terms used in this Amendment but not otherwise defined herein shall have the meanings given in the Lease.

2. Modification and Amendment of Lease. Landlord and Tenant do hereby modify and amend the Lease as follows:

(a) Section 2 of the Basic Lease Provisions and Section 1 of the Lease are hereby amended so that the total Rentable Square Feet of the Premises equals 18,843 square feet, 8,843 of which is located on the first floor and known as Suite 100 and 10,000 of which is located on the second floor and known as Suite 200. Further, the portion of Exhibit “A-1” attached to the Lease and showing the First Floor Primary Premises is hereby deleted and replaced with the drawing attached to this Amendment as Exhibit “A”.

(b) Section 4 of the Basic Lease Provisions is hereby deleted in its entirety and replaced with the following:

“Base Rent + Operating Expenses (See Sections 2, 3 and 13):

Lease Year	Annual Rate Per Rentable Square Foot of Premises	Monthly Installment	Annual Installment
1*	$0.00	$0.00	$0.00

2	$11.07 + $6.25** = $17.32	$27,200.66	$326,407.87

3	$11.40 + $6.25** = $17.65	$27,722.25	$332,667.04

4	$11.75 + $6.25** = $18.00	$28,259.50	$339,113.99

5	$12.10 + $6.25** = $18.35	$28,812.86	$345,754.35

6	$12.46 + $6.25** = $18.71	$29,382.83	$352,593.91

7	$12.84 + $6.25** = $19.09	$29,969.89	$359,638.67

8	$13.22 + $6.25** = $19.47	$30,574.56	$366,894.77

9	$13.62 + $6.25** = $19.87	$31,197.38	$374,368.55

10	$14.03 + $6.25** = $20.28	$31,838.88	$382,066.54

11	$14.45 + $6.25** = $20.70	$32,499.62	$389,995.48

*	For first twelve (12) months of the first Lease Year, there will be no charge for Rent.
**	For Lease Years 2-11, the amount of $6.25 shown for Operating Expenses are included for estimating purposes only and may vary as described below in Section 13 of the Lease.”

(c) Section 5 of the Basic Lease Provisions and Section 13 of the Lease are hereby amended so that “Tenant’s Share” means 21.51% (calculated by dividing the rentable square feet of the Premises by 87,600 (the total rentable square feet in the Building)).

(d) Section 1 of the Lease is hereby amended to delete the requirement, ab initio, that Tenant is obligated to pay Operating Expenses for the Interim Space.

(e) Section 34 of the Lease is hereby amended so that Tenant is entitled to use 75 total parking spaces, including its 8 reserved parking spaces (calculated by applying the four spaces per each thousand rate by the rentable square feet of the Premises).

(f) Section 45 of the Lease and the Work Letter, attached as Exhibit B to the Lease, are hereby amended so that the Allowance equals $602,976. The Allowance is made up of the Space Planning Allowance of $37,686 (calculated at $2.00 per rentable square foot of the Premises) and the Tenant Improvement Allowance of $565,290 (calculated at $30.00 per rentable square feet of the Premises).

3. Commencement Date. Landlord and Tenant agree that the Commencement Date under the Lease shall be June 1, 2004..

4. Broker Representation. Commercial Jacksonville, a real estate broker licensed in the State of Florida, has acted as agent for Landlord in this transaction and is to be paid a commission by Landlord pursuant to a separate agreement. Grubb & Ellis/Phoenix Realty Group, Inc., a real estate broker licensed in the State of Florida, has acted as agent for Tenant in this transaction and is to be paid a commission by Landlord pursuant to a separate agreement. Landlord represents that it has dealt with no other broker other than the broker(s) identified herein. Landlord agrees that, if any other broker makes a claim for a commission based upon the actions of Landlord, Landlord shall indemnify, defend and hold Tenant harmless from any such claim. Tenant represents that it has dealt with no broker other than the broker(s) identified herein. Tenant agrees that, if any other broker makes a claim for a commission based upon the actions of Tenant, Tenant shall indemnify, defend and hold Landlord harmless from any such claim. Tenant will cause its broker to execute a customary lien waiver, adequate under the law of the state where the Project is located, to extinguish any lien claims such broker may have in connection with this Lease.

5. Interpretation. If any conflict between the terms of this Amendment and the terms of the Lease occurs, the terms of this Amendment shall govern and control in all respects. It is the intention of Landlord and Tenant with respect to the subject matter hereof that the terms of this Amendment shall supersede and replace in each and every respect the terms and provisions of the Lease and Memorandum of Lease which the parties intend to modify pursuant to the terms hereof.

6. Binding Effect; Headings; Applicable Law. All the terms and provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The headings in this Amendment are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Amendment shall be governed by and construed in accordance with the laws of the State of Florida.

7. Ratification. Except as hereinabove set forth, the Lease shall remain unmodified and in full force and effect, and Landlord and Tenant do hereby ratify and confirm the Lease, as modified and amended herein.

8. Counterparts. This Amendment may be executed in multiple counterparts, each of which is to be deemed original for all purposes.

[Signatures begin on the following page.]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment under seal as of the date first above written.

LANDLORD:

FUND IV AND FUND V ASSOCIATES

By:
Title:

By:
Title:

(CORPORATE SEAL)

TENANT:

SYNOVUS FINANCIAL CORP.

By:
Title:

By:
Title:

(CORPORATE SEAL)

EXHIBIT “A-1”

FIRST FLOOR PRIMARY PREMISES